UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 15, 2021

HISTOGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36003	20-3183915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10655 Sorrento Valley Road, Suite 200, San Diego, CA 92121

(Address of principal executive offices) (Zip Code)

(858) 526-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HSTO	The NASDAQ Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 15, 2021, Histogen Inc. (“Histogen” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several institutional and accredited investors for the sale by the Company of (i) 8,235,297 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) warrants to purchase up to an aggregate of 8,235,297 shares of Common Stock (the “Warrants”), in a private placement offering. The combined purchase price of one share of Common Stock and accompanying Common Warrant is $0.425.

Subject to certain ownership limitations, the Warrants will become exercisable beginning six months and one day after the issuance date at an exercise price equal to $0.425 per share of Common Stock (the “Exercise Price”), subject to adjustments as provided under the terms of the Warrants. The Warrants have a term of five and one-half years from the issuance date.

The closing of the sales of these securities under the Purchase Agreement is expected to occur on or about December 20, 2021, subject to the satisfaction of customary closing conditions.

The gross proceeds to the Company from the private placement are expected to be approximately $3.5 million, before deducting the placement agent’s fees and other offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes.

In connection with the Purchase Agreement, Histogen entered in a Registration Rights Agreement and agreed to file by December 30, 2021 a resale registration statement (the “Resale Registration Statement”) with the Securities and Exchange Commission (the “Commission”) covering all shares of Common Stock sold to investors and the shares of Common Stock issuable upon exercise of the Warrants, and to cause the Resale Registration Statement to become effective by February 28, 2022, assuming “full review” of the Resale Registration Statement by the Commission.

The Shares, the Warrants, and the shares issuable upon exercise of the Warrants are being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 of Regulation D promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Pursuant to an engagement letter dated as of December 28, 2020, between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), as amended by the Letter Agreement, dated June 7, 2021 (as amended, the “Engagement Letter”), the Company has agreed to pay Wainwright an aggregate fee equal to 7.0% of the gross proceeds received by the Company from the sale of the securities in the transaction as well as a management fee equal to 1.0% of the gross proceeds received by the Company from the sale of the securities in the transactions. Pursuant to the Engagement Letter, the Company will also issue to Wainwright or its designees warrants to purchase up to 5.0% of the aggregate number of shares of Common Stock sold in the transactions, or warrants to purchase up to an aggregate of 411,765 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Warrants, except that the Placement Agent Warrants have an exercise price equal to 125% of the offering price, or $0.5313 per share, subject to adjustments as provided under the terms of the Warrants. The Engagement Letter has a 10-month tail, indemnity and other customary provisions for transactions of this nature. The Placement Agent Warrants have substantially the same terms as the Warrants. The Placement Agent Warrants and the shares issuable upon exercise of the Placement Agent Warrants were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws. The Company will also pay Wainwright $85,000 for non-accountable expenses.

The forms of the Purchase Agreement, Registration Rights Agreement, the Warrant, and the Placement Agent Warrant are filed as Exhibits 10.1, 10.2, 4.1, 4.2, and 4.3, respectively, and the Engagement Letter and Amendment are filed as Exhibit 10.3 and 10.4, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Shares, Warrants and Placement Agent Warrants and the shares of Common Stock issuable thereunder is hereby incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On December 16, 2021, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Warrant.

4.2	Form of Placement Agent Warrant.

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement.

10.3	Engagement Letter between Histogen Inc. and H.C. Wainwright & Co., LLC, dated as of December 28, 2020 (incorporated by reference to Exhibit 10.33 to the Company’s Registration Statement on Form S-1/A (File No. 333-251491) filed with the Securities and Exchange Commission on December 29, 2020).

10.4	Amendment to Engagement Letter, between Histogen Inc. and H.C. Wainwright & Co., LLC, dated as of June 7, 2021 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2021).

99.1	Press release dated December 16, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISTOGEN INC.

Date: December 16, 2021	/s/ Steven J. Mento
Steven J. Mento, Ph.D.
Executive Chairman and Interim President and Chief Executive Officer

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